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                                                                       Exhibit 5

                                               [LINCOLN(R) FINANCIAL GROUP LOGO]

                                                                    LINCOLN LIFE


THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
350 CHURCH STREET
HARTFORD, CT 06103-1106


April 15, 2004


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0506

Re: Lincoln Life Flexible Premium Variable Life Account K ("Account") The Lincoln National Life Insurance Company
      File No.: 033-76432; 811-08412; CIK: 0000920369
      Post-Effective Amendment Number 10, Form S-6, Rule 485(b)

Dear Sir or Madam:

This opinion is furnished in connection with the filing of the Registration Statement on Form S-6 by The Lincoln National Life Insurance Company under the Securities Act of 1933. The Prospectus included in said Registration Statement describes flexible premium variable universal life insurance policies (the "Policies"). The forms of Policies were prepared under my direction.

In my opinion, the illustrations of benefits under the Policies included in the section entitled "Illustrations" in the Prospectus, based on assumptions stated in illustrations, are consistent with the provisions of the forms of the Policies. The ages selected in the illustrations are representative of the manner in which the Policies operate.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and the reference to me under the heading "Experts" in the Prospectus.

Very truly yours,

/s/ Vaughn W. Robbins

Vaughn W. Robbins, FSA, MAAA